Exhibit 10.46

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

NINTH AMENDMENT TO ANHYDROUS AMMONIA SALES AGREEMENT

THIS NINTH AMENDMENT TO ANHYDROUS AMMONIA SALES AGREEMENT (this “Ninth Amendment”) is dated November 30, 2015, by and between Koch Nitrogen International Sàrl (“Seller”) and El Dorado Chemical Company (“Buyer”).

WHEREAS, Seller and Buyer are parties to that certain Anhydrous Ammonia Sales Agreement dated December 3, 2008 with an effective date of January 1, 2009, as previously amended (collectively, the “Agreement”), and Buyer and Seller mutually desire to further amend the Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.DEFINITIONS.  Any capitalized term not defined herein shall have the meaning given to such term in the Agreement.

2.TERM.  Pursuant to Section B of Article II TERM of the Agreement, the Term shall be extended to the earlier of (i) December 31, 2016, or (ii) the date on which Buyer’s ammonia plant located at El Dorado, Arkansas comes on stream.

3.ADDER.  Effective January 1, 2016, Section B of Article VI PRICE of the Agreement shall be deleted in its entirety and replaced with the following:

  “B.  Adder.  Adder shall equal ***.”

4.RATIFICATION OF AGREEMENT.  Except as expressly amended herein, the terms, covenants and conditions of the Agreement shall remain in full force and effect without modification or amendment, and the parties hereto ratify and reaffirm the same in its entirety.

5.MISCELLANEOUS.  This Ninth Amendment shall be governed by and construed in accordance with the governing law set forth in the Agreement, without regard to the conflicts of laws principles.  In the event that the terms of the Agreement conflict or are inconsistent with those of this Ninth Amendment, the terms of this Ninth Amendment shall govern.  The provisions of this Ninth Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors, and assigns.  This Ninth Amendment may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same agreement. This signed Ninth Amendment or counterparts may be transmitted electronically or stored electronically as a photocopy (such as in .pdf format). The parties agree that electronically transmitted or stored copies will be enforceable as original documents.

IN WITNESS WHEREOF, the parties have caused this Ninth Amendment to be effective on the day and year first written above.

Koch Nitrogen International Sàrl		El Dorado Chemical Company

By:	/s/ Jason Kubik	By:	/s/ Anne O. Rendon
Name:	Jason Kubik	Name:	Anne Rendon
Title:	Managing Director	Title:	Vice President